Beckstead  and  Watts,  LLP
Certified  Public  Accoutants

3340  Wynn  Road,  Suite  B
Las  Vegas,  NV  89102
702.362.1984
702.362.0540  (fax)

February  4,  2004

Securities  and  Exchange  Commission
Washington,  DC  20549

Ladies  and  Gentlemen:

We hereby consent tot eh reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which registers an aggregate amount of 200,000 shares of Common Stock of Xtreme Companies, Inc. and to the incorporation by reference therein of our report dated April 10, 2003, with respect to the financial statements of the Company included in its annual report for the year ended December 31, 200 and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely
/s/ Beckstead and Watts, LLP
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Beckstead  and  Watts,  LLP